EXHIBIT 10.3

                              TEJAS GAS CORPORATION

                           DIRECTOR STOCK OPTION PLAN

               (As Amended and Restated Effective January 1, 1997)

1.      ESTABLISHMENT AND PURPOSE

        Tejas Gas Corporation, a Delaware corporation (the "Company"), previously established the Tejas Gas Corporation Director Stock Option Plan, a nonqualified stock option plan for nonemployee directors of the Company, effective March 13, 1992, as amended by the First Amendment thereto effective March 13, 1992 and as subsequently amended by Amendment dated December 9, 1995 (the "Prior Plan"). Effective January 1, 1997, the Prior Plan was amended and restated in the form of the Plan as set forth herein (the "Plan"). The revisions made by this amendment and restatement of the Plan shall apply both to outstanding options and options granted on or after January 1, 1997, except that the amendments to the events triggering accelerated exercisability of the options under Section 5.E below shall apply only to options granted on or after January 1, 1997 unless the optionees holding options outstanding prior to that date expressly consent to the amendment of their outstanding options to reflect such amendments. The purpose of the Plan is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future.

2.      ADMINISTRATION

        The Plan will be administered by the Board of Directors (the "Board") of the Company.

        Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements in accordance with the provisions of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination on the matters referred to in this
Section 2 will be conclusive.

3.      PARTICIPATION IN THE PLAN

        The Chairman of the Board and Directors of the Company who are not employees of the Company or any affiliate of the Company ("Eligible Directors") shall be eligible to participate in

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the Plan; provided that the recipient of an option must be serving as an
Eligible Director on the date the option is granted.

4.      STOCK SUBJECT TO THE PLAN

        The stock subject to the Plan shall consist of shares subject to outstanding options under the Prior Plan at December 31, 1996, and shares reserved under the Prior Plan at December 31, 1996 and not subject to outstanding options ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

5.      STOCK OPTIONS

        Each option granted under this Plan shall be evidenced by a written agreement in such form as the Company shall from time to time prescribe, which agreements shall comply with and be subject to the following terms and conditions:

        A. OPTION GRANT DATES. The first grant of options under this Plan occurred as of March 13, 1992 (the "1992 Options"). An initial grant of options under this Plan shall be made to each Eligible Director upon his initial appointment or election as an Eligible Director (the "Initial Options"). Options shall thereafter be granted annually to each Eligible Director automatically on the first business day following the Company's Annual Meeting of Stockholders ("Annual Grant Date"), beginning in 1992.

        B. NUMBER OF SHARES. Each Eligible Director serving on the Board at January 1, 1997 has been awarded an Initial Option to purchase 24,750 shares of Common Stock. Any Eligible Director who first becomes a Director after January 1, 1997 shall receive an initial grant of Initial Options covering 24,750 shares on the first Annual Grant Date after first becoming a Director. Annual awards of options to purchase 2,475 shares of Common Stock have been granted to each Eligible Director on the Annual Grant Date. Hereafter, annual awards of options to purchase 2,475 shares of Common Stock shall be granted to each Eligible Director on the Annual Grant Date in each year after the year in which the Eligible Director is awarded Initial Options. The number of shares of Common Stock subject to the Initial Option and the annual awards has been adjusted to reflect stock splits and stock dividends prior to January 1, 1997.

        C. OPTION PRICE PER SHARE. The options granted prior to January 1, 1997 are exercisable at the price established at the time of grant, adjusted to reflect stock splits and stock dividends prior to January 1, 1997. All other options granted hereunder shall be exercisable at a price per share equal to the "Fair Market Value" of the Common Stock

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        on the date of the grant of the option. For all purposes of this Plan
        OTHER THAN the determination of the exercise price of an option, the 'Fair Market Value' of a share on a particular date shall be deemed to be, (i) if the Common Stock is listed on a national securities exchange, the closing selling price per share of the Common Stock on such national securities exchange on the date immediately preceding the date of exercise, as reported in THE WALL STREET JOURNAL or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (ii) if the Common Stock is not so listed, the closing selling price (or, if not so reported, the mean between the closing bid and asked price) on the date immediately preceding the date of exercise, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau, Inc. For the purpose of determining the exercise price of an option granted hereunder, however, the Fair Market Value shall be deemed to be such closing selling price per share of the Common Stock as described above, but determined as of the date of grant of the Option.

        D. TRANSFERABILITY OF OPTIONS. Except as otherwise provided herein, no option granted under this Plan shall be assignable or otherwise transferable by the optionee (or his or her authorized legal representative) during the optionee's lifetime and, after the death of the optionee, other than by will or the laws of descent and distribution; and any attempted assignment or transfer in violation of this Section 5.D shall be null and void. Upon the optionee's death, the personal representative or other person entitled to succeed to the rights of the optionee (the "Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to exercise the option under the optionee's will or under the applicable laws of descent and distribution. Any option granted under the Plan by its terms may be transferable by the optionee to (i) the children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the stock option agreement pursuant to which such options are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph D. Subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original optionee or a person to whom the original optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Company at its corporate office. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "optionee" shall be deemed to refer to the transferee. The events of termination of service on the Board in paragraphs F and G hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent and for the periods specified in paragraphs F and G.

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        E. EXERCISABILITY AND TERM OF OPTIONS. Except for the 1992 Options
        (which are fully vested), each option granted under this Plan shall become exercisable, on a cumulative basis, in five equal installments, with the first installment becoming exercisable six months after the date of grant, and the remaining four installments becoming exercisable annually commencing on the first anniversary of the date of grant. Each option granted under the Plan on or after January 1, 1997 shall expire ten years from the date of the grant and shall be subject to earlier expiration as herein provided. Each option granted prior to January 1, 1997 shall expire seven years from the date of the grant and shall be subject to earlier expiration as herein provided. Notwithstanding the foregoing, if (a) the Company shall execute a definitive agreement to merge or consolidate with or into another corporation and the Company shall not be the surviving corporation in the merger (or shall become a subsidiary of any other corporation party to such agreement) and the stockholders of the Company shall have approved the terms of such agreement; (b) the Company shall enter into a definitive agreement to sell or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, and the stockholders of the Company shall have approved the terms of such agreement; or (c) any person or group, other than Frederic C. Hamilton, Charles C. Gates or Jay Precourt (or any affiliate (either directly or through one or more intermediaries) of any of them) shall become the record or beneficial owner of securities of the Company entitling the owner thereof to vote more than 50% of all of the votes which may be cast with respect to matters submitted to a vote of the holders of the Common Stock, then, in any of such events described in clauses (a), (b) or (c) preceding, all outstanding options shall become immediately vested and exercisable, whether or not vested and exercisable prior thereto.

        F.     TERMINATION OF SERVICE.

               1. OPTIONS GRANTED PRIOR TO JANUARY 1, 1997. In the event of the termination of service on the Board by the holder of any option, other than by reason of retirement, total and permanent disability or death as set forth in paragraph G. hereof, the then outstanding options of such holder granted prior to January 1, 1997 may be exercised only to the extent that they were exercisable on the date of such termination and shall expire on the date three months after such termination, or on their stated expiration date, whichever occurs first. For purposes of this Plan, the term "by reason of retirement" shall mean mandatory retirement pursuant to Board policy.

               2. OPTIONS GRANTED ON OR AFTER JANUARY 1, 1997. In the event of the termination of service on the Board by the holder of any option, other than (i) by reason of retirement (as defined above), (ii) by the Company for any reason other than for cause ("Involuntary Termination Not For Cause"), or (iii) by reason of total and permanent disability or death as set forth in paragraph
               G. hereof, any options of such holder granted on or after January 1,

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               1997 and unexercised as of the date of such termination shall be forfeited and no longer subject to any right to exercise.

        G.     RETIREMENT, INVOLUNTARY TERMINATION, DISABILITY OR DEATH.

               1 OPTIONS GRANTED PRIOR TO JANUARY 1, 1997. In the event of termination of service by reason of retirement (as defined above) or the total and permanent disability of the holder of any option, each of the then outstanding options of such holder granted prior to January 1, 1997 will continue to vest and become exercisable during such five year period according to the original vesting schedule set forth in the option agreement and the holder may exercise the vested installments at any time within five years after such retirement or disability but in no event after the stated expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding options of such holder granted prior to January 1, 1997 will immediately vest in full and become exercisable by the holder's legal representative at any time within a period of five years after death, but in no event shall the option be exercised (i) after the stated expiration date of the term of the option or (ii) less than six months after the option was granted. However, if the holder dies within five years following termination of service on the Board by reason of retirement or total and permanent disability, any option granted prior to January 1, 1997 shall only be exercisable for two years after the holder's death or five years after retirement or termination for total and permanent disability; whichever is longer, or until the stated expiration date of the term of the option, if earlier.

               2. OPTIONS GRANTED ON OR AFTER JANUARY 1, 1997. In the event of termination of service by reason of retirement (as defined above) or Involuntary Termination Not For Cause, each of the then outstanding options of such holder granted on or after January 1, 1997 will be exercisable only to the extent exercisable as of the date of such retirement or termination and shall expire on the date thirty (30) calendar days after the date of such retirement or termination, or on its stated expiration date, whichever shall first occur. In the event of termination of service by reason of the total and permanent disability of the holder, each of the then outstanding options of such holder granted on or after January 1, 1997 will be exercisable only to the extent exercisable as of the date of such termination of service and shall expire on the date three months after the date of such termination, or on its stated expiration date, whichever shall first occur. In the event of the death of the holder of any option, each of the then outstanding options of such holder granted on or after January 1, 1997 shall be exercisable only to the extent exercisable as of the date of such holder's death and shall expire twelve months after the date of such holder's death, or on its stated expiration date, whichever period is shorter.

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               H. EXERCISE OF OPTIONS. Options may be exercised only by written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised, including any federal, state and/or local income tax withholding amount due in connection with the exercise. The purchase price, together with any income tax withholding amount due, is to be paid in full to the Company upon the exercise of the option (i) by cash including a personal check payable to the order of the Company, (ii) by delivering Common Stock previously held by the optionee for at least six months, valued at Fair Market Value as of the date of delivery, (iii) by surrendering all or part of that or any other option, valued at Fair Market Value as of the date of delivery, or (iv) by any combination thereof. Shares which otherwise would be delivered to the holder of an option upon exercise may, at the election of the optionee, be retained by the Company in payment of any federal, state, and/or local income tax withholding due in connection with the exercise, and shall be valued at Fair Market Value as of the date of payment of the option exercise price by the optionee; provided, however, that the payment of any amount of withholding tax by an optionee with shares of Common Stock (whether already owned by the optionee or retained by the Company from the number of shares otherwise deliverable to the optionee upon exercise) shall be subject to the restrictions set forth in the individual option agreements.

               I. NONSTATUTORY OPTIONS. All options granted hereunder shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

6.      ASSIGNMENT

        Except as provided in Section 5.D above, the rights and benefits of a participant under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

7.      LIMITATION OF RIGHTS

        A. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

        B. NO STOCKHOLDER'S RIGHTS FOR OPTIONEES. An optionee or the optionee's representative shall have no rights as a stockholder with respect to the shares covered by the options until the date of the issuance to the optionee or the optionee's representative of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

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8.      CHANGES IN PRESENT STOCK

        A. CORPORATE ACTS. The existence of outstanding options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

        B. ADJUSTMENTS. In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock issuable pursuant to each option under this Plan granted before such transaction, (iii) the number of shares of Common Stock issuable pursuant to each option under this Plan granted after such transaction, and (iv) the per share exercise price of previously awarded options under this Plan shall be proportionately adjusted to reflect such transaction. Such adjustment to the number of shares of Common Stock shall reflect the proportional adjustment to the number of shares of Common Stock (or such other capital stock as may be issued in a reclassification) that a stockholder who owned an equivalent number of shares immediately before the happening of any of the events described in the preceding sentence would have owned or been entitled to receive after the happening of any of such events, and the adjustment to the exercise price of a previously awarded option shall be determined by dividing the number of shares of Common Stock (or other capital stock) subject to the option after the adjustment by the aggregate exercise price for all shares that were subject to the option immediately prior to the transaction. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the options under this Plan. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

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9.      EFFECTIVE DATE AND DURATION OF THE PLAN

        The Prior Plan, as originally adopted effective March 13, 1992, was approved at the 1992 annual meeting of the stockholders. The Plan, as amended and restated effective January 1, 1997, shall be effective upon stockholder approval of the amended and restated Plan at the 1997 annual meeting of the stockholders. If the amended and restated Plan is not approved at the 1997 annual meeting of the stockholders, then any options granted hereunder shall be subject to the terms and conditions of the Prior Plan. The Plan shall terminate when all Common Stock subject to the Plan is subject to an option to purchase (unless earlier discontinued by the Board) but such termination shall not affect the rights of the holder of any option outstanding on such date of termination. If, on a date on which options would normally be granted, there is not a sufficient number of shares available to grant each person otherwise eligible to receive an option on that date an option to purchase the full number of shares to which he or she would normally be entitled, options shall be prorated among optionees according to the number of shares available on such date of grant. Such optionees shall be deemed to have received the full amount due to them on such date of grant.

10.     AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

        The Board may at any time terminate, and from time to time may amend or modify the Plan; PROVIDED, HOWEVER, that no amendment, modification or termination of the Plan shall in any manner adversely affect any option granted under the Plan prior to such amendment, modification or termination without the consent of the optionee.

11.     REQUIREMENTS OF LAW

        The granting of options and the issuance of shares of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.     NOTICE

        Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

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13.     GOVERNING LAW

        This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                                                   TEJAS GAS CORPORATION

As approved by the
Board of Directors
of the Company on

Secretary

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